UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2007

Dell Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-17017 (Commission File Number)	74-2487834 (IRS Employer Identification No.)
One Dell Way, Round Rock, Texas 78682
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 338-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	On September 6, 2007, the Leadership Development and Compensation Committee of the company’s Board of Directors approved new severance arrangements for the executive officers other than Michael S. Dell. Under the severance arrangements, if an executive officer’s employment with the company is terminated by the company without cause, the executive will receive a severance payment equal to 12 months’ base salary and target bonus. The severance arrangement with each executive officer will be contained in a Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement between the company and the executive officer, the form of which is attached as Exhibit 10.1 and incorporated herein by reference (the “Severance Agreement”). The Severance Agreement will also obligate the executive officer to comply with certain noncompetition and nonsolicitation obligations for a period of 12 months following termination of employment.
The company previously entered into separate severance arrangements with Michael R. Cannon and Ronald G. Garriques upon the commencement of their employment in February 2007. The new severance arrangements will not be applicable to either Mr. Cannon or Mr. Garriques until the expiration of their current arrangements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	—	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.
Date: September 12, 2007	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
10.1	Form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement for Executive Officers.